EXHIBIT 23
                 CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual
Report on Form 10-K of Chiquita Brands International, Inc. and subsidiary companies of our report dated February 26, 1996, included in the 1995 Annual Report of Chiquita Brands
International, Inc. and subsidiary companies.

     Our audits also included the financial statement schedule of Chiquita Brands International, Inc. and subsidiary companies listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the following Registration Statements and related prospectuses of Chiquita Brands International, Inc. and subsidiary companies of our report dated February 26, 1996, with respect to the consolidated financial statements and schedule of Chiquita Brands International, Inc. and subsidiary companies incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1995.

                              Registration
                    Form         No.                   Description
                   ------     -----------     ----------------------------------------
                    S-3       33-58424        Dividend Reinvestment Plan
                    S-3       33-41057        Common Stock issuable upon conversion of Convertible
                                                 Subordinated Debentures
                    S-3       33-51995        Debt Securities, Preferred Stock and Common Stock
                    S-3       333-00789       Debt Securities, Preferred Stock, Depositary Shares,
                                                Common Stock and Securities Warrants
                    S-8       33-2241         Chiquita Savings and Investment Plan
                              33-16801
                              33-42733
                              33-56572
                    S-8       33-14254        1986 Stock Option and Incentive Plan
                              33-38284
                              33-41069
                              33-53993
                    S-8       33-25950        Individual Stock Option Plan
                    S-8       33-38147        Associate Stock Purchase Plan


Cincinnati, Ohio           /s/ERNST & YOUNG LLP
March 25, 1996